UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 23, 2007
ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 301-721-3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2007, the Company entered into an executive employment agreement with Mr. Greenwell relating to his change of status from President to President and full-time Chief Executive Officer of the Company and providing for the elements of his future compensation. Mr. Greenwell was previously elected to the role of Chief Executive Officer of the Company on May 2, 2007, as reported under the Form 8-K report filed on May 4, 2007, which is incorporated as necessary by such reference.
Pursuant to the employment agreement, Mr. Greenwell’s employment as Chief Executive Office will commence on August 23, 2007 and the term is one year, with the term automatically renewing for additional one year terms, unless sooner terminated pursuant to the terms thereof. Mr. Greenwell will earn an annual base salary of $250,000 and he may earn performance bonuses at a level commensurate with his position through the ACE*COMM Incentive Compensation Plan if the Company achieves certain targets, consistent with the rules set forth in the ACE*COMM Incentive Compensation Plan. Mr. Greenwell will also be provided with a monthly automobile allowance.
The agreement provides for several severance payments payable to the executive in certain circumstances. In the event of a termination for disability, the Company would pay certain insurance premiums for one year, one year’s base salary (offset by Company paid disability plan benefits) and the pro-rata portion of the target bonus corresponding to the period of active employment during the termination year. In the event of a termination for death, the Company would pay certain insurance premiums for one year, base salary through the end of the fiscal year in which the death occurred, or if greater, for three months following the date of death (in both cases offset by Company paid life insurance benefits) and the pro-rata portion of the target bonus corresponding to the period of active employment during the termination year. In the event of a termination by Mr. Greenwell for Good Reason (as such term is defined in the agreement) or by the Company other than for cause, all of Mr. Greenwell’s stock options would vest immediately and be exercisable for a period of 12 months following termination. In addition, the Company would pay Mr. Greenwell a severance payment equal to one year’s base salary plus the pro-rata portion of the target bonus, unless a Change in Control has occurred (as such term is defined in the agreement), in which event Mr. Greenwell would be paid two year’s base salary plus the pro-rata portion of the target bonus. The agreement contains other terms that are standard for such an employment arrangement, including without limitation, provisions relating to confidentiality, arbitration and non-competition.
A copy of the executive employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement – Jim Greenwell

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)

Date: September 26, 2007	/s/ Steven R. Delmar
Name: Steven R. Delmar Title: Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
10.1	Executive Employment Agreement – Jim Greenwell